Exhibit 4.4
FIRST REPUBLIC BANK,
MELLON INVESTOR SERVICES LLC,
AS DEPOSITARY,
AND
THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN
RELATING TO
6.70% NONCUMULATIVE PERPETUAL SERIES A PREFERRED SHARES
DEPOSIT AGREEMENT
DATED AS OF JANUARY 28, 2004

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TABLE OF CONTENTS
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DEPOSIT AGREEMENT
          DEPOSIT AGREEMENT, dated as of January 28, 2004, among First Republic Bank, a commercial bank organized under the laws of the State of Nevada (the “Bank”), Mellon Investor Services LLC, a New Jersey limited liability company, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.
WITNESSETH:
          WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Bank’s Preferred Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the Preferred Shares deposited; and
          WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
          NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:
ARTICLE I
DEFINITIONS
          The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:
     SECTION 1.1. “AFFILIATE” shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity. For the purpose of this definition, “controlling,” “controlled by” or “under common control with,” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a person or entity, whether through the ownership or control of voting interests, by contract or otherwise.
     SECTION 1.2. “ARTICLES OF INCORPORATION” shall mean the amended and restated articles of incorporation, as amended from time to time, of the Bank.
     SECTION 1.3. “BANK” shall mean First Republic Bank, a commercial bank organized under the laws of the State of Nevada.
     SECTION 1.4. “CORPORATE OFFICE” shall mean the corporate office of the depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at Mellon Investor Services LLC, 235 Montgomery Street, 23rd floor, San Francisco, CA 94104.

     SECTION 1.5. “DEPOSIT AGREEMENT” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.
     SECTION 1.6. “DEPOSITARY” shall mean Mellon Investor Services LLC a company having its principal office in the United States and any successor as depositary hereunder.
     SECTION 1.7. “DEPOSITARY SHARE” shall mean a fractional interest of 1/40 of a Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Preferred Share and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Share represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Designating Amendment.
     SECTION 1.8. “DEPOSITARY’S AGENT” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in section 7.5.
     SECTION 1.9. “DESIGNATING AMENDMENT” shall mean the amendment to the Articles of Incorporation in the form of a certificate of designations filed with the Secretary of State of the State of Nevada establishing the Preferred Shares as a series of preferred shares of the Bank.
     SECTION 1.10. “DTC” means The Depository Trust Company.
     SECTION 1.11. “DTC RECEIPT” has the meaning set forth in Section 2.1.
     SECTION 1.12. “PREFERRED SHARES” shall mean the Bank’s 6.70% noncumulative perpetual Series A preferred shares, par value $0.01 per share, heretofore validly issued, fully paid and nonassessable.
     SECTION 1.13. “RECEIPT” shall mean a depositary receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto. If the context so requires, the term “Receipt” shall be deemed to include the DTC Receipt (as defined in Section 2.1 hereof).
     SECTION 1.14. “RECORD DATE” shall mean the date fixed pursuant to Section 4.4.
     SECTION 1.15. “RECORD HOLDER” or “HOLDER” as applied to a receipt shall mean the person in whose name a receipt is registered on the books maintained by the Depositary for such purpose.
     SECTION 1.16. “REGISTRAR” shall mean Mellon Investor Services LLC or any bank or trust company appointed to register ownership and transfers of receipts or the deposited Preferred Shares, as the case may be, as herein provided.

     SECTION 1.17. “SECURITIES ACT” shall mean the Securities Act of 1933, as amended.
     SECTION 1.18. “TRANSFER AGENT” shall mean Mellon Investor Services LLC or any bank or trust company appointed to transfer the receipts or the deposited Preferred Shares, as the case may be, as herein provided.
ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES,
EXECUTION AND DELIVERY, TRANSFER,
SURRENDER AND REDEMPTION OF RECEIPTS
     SECTION 2.1. FORM AND TRANSFERABILITY OF RECEIPTS. The Bank and the Depositary shall make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. The Bank hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange or any other exchange with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.
          Notwithstanding the foregoing, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Bank at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Bank within 90 days of the date the Bank is so informed in writing, (ii) DTC notifies the Bank at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Bank within 90 days of the date the Bank is so informed in writing or (iii) the Bank executes and delivers to DTC, with a copy to the Depositary, a notice to the effect that such DTC Receipt shall be so exchangeable. The Bank shall promptly forward to the Depositary any notice that it receives from DTC as described in the preceding sentence. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Bank shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. Such definitive Receipts shall be in substantially the form annexed hereto as Exhibit A, with appropriate insertions, modifications and omissions, as hereafter provided.
          The holders of Depositary Shares shall not, except as stated above with respect to Depositary Shares in book-entry form issued in exchange for the DTC Receipt, be entitled to receive Receipts in physical, certificated form as herein provided.
          Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement). The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Bank or any holder of Preferred Shares, as the case may be, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Bank may determine, as evidenced by a writing delivered to the Depositary. If temporary Receipts are issued, the Bank will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts; provided that, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipts. Such exchange shall be made at the Bank’s expense and without any charge to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares deposited, as definitive Receipts.
          Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary or the Registrar, as applicable, shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.
          Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement).
          Title to any Receipt (and to the Depositary Shares evidenced by such Receipt), that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.
     SECTION 2.2. DEPOSIT OF PREFERRED SHARES: EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Concurrently with the execution of this Deposit Agreement, the Bank is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 65,000 Preferred Shares, accompanied by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Bank directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for, and specifying, the Depositary Shares representing such deposited Preferred Shares. The Depositary acknowledges receipt of the deposited Preferred Shares and related documentation and agrees to hold such deposited Preferred Shares in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Bank hereby appoints the Depositary as the Registrar and Transfer Agent for Preferred Shares deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares of deposited Preferred Shares held by it by notation, book-entry or other appropriate method.
          If required by the Depositary, Preferred Shares presented for deposit by the Bank at any time, whether or not the register of shareholders of the Bank is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares is or has been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
          Upon receipt by the Depositary of certificate or certificates for Preferred Shares deposited in accordance with the provisions set forth in this Deposit Agreement, together with the other documents specified above, and upon registering such Preferred Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts for the number of Depositary Shares representing the Preferred Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the written request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.
          Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Designating Amendment, as such may be amended. The Depositary shall have no duty or obligation to monitor the number of Preferred Shares to be deposited for purposes of this paragraph.
          The Bank shall deliver to the Depositary from time to time such quantities of Receipts as shall be necessary to enable the Depositary to perform its obligations under this Deposit Agreement.
     SECTION 2.3. OPTIONAL REDEMPTION OF PREFERRED SHARES FOR CASH. Whenever the Bank shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Designating Amendment, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days’ prior written notice of the date of such proposed redemption and of the number of such Preferred Shares held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Designating Amendment. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares (the “cash redemption date”), to the holders of record on the record date fixed for such redemption pursuant to Section 4.4 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption as to other holders. This Bank shall provide the Depositary with such notice, and each such notice shall state: the cash redemption date; the cash redemption price; the number of deposited Preferred Shares and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; and the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Bank (as set forth in a writing given to the Depositary). The Bank shall also cause notice of redemption to be published in a newspaper of general circulation in

The City of New York at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the cash redemption date.
          In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Bank has paid in full to the Depositary the cash redemption price (determined pursuant to the Designating Amendment) of the Preferred Shares deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Preferred Shares so called for redemption by the Bank and from and after the cash redemption date (unless the Bank shall have failed to redeem the Preferred Shares to be redeemed by it as set forth in the Bank’s notice provided for in the preceding paragraph), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer), such Depositary Shares shall be redeemed at a cash redemption price of $25.00 per Depositary Share plus any other money and other property payable in respect of such Preferred Shares. The foregoing shall be further subject to the terms and conditions of the Designating Amendment.
          If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.
     SECTION 2.4. REGISTRATION OF TRANSFERS OF RECEIPTS. The Bank hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder, in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any taxes or governmental charges as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
     SECTION 2.5 COMBINATIONS AND SPLIT-UPS OF RECEIPTS. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
     SECTION 2.6. SURRENDER OF RECEIPTS AND WITHDRAWAL OF PREFERRED SHARES. Any holder of a Receipt or Receipts may withdraw any or all of the deposited Preferred Shares represented by the Depositary Shares evidenced by such Receipt or

Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such office as the Depositary may designate for such withdrawals; provided that a holder of a Receipt or Receipts may not withdraw such Preferred Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender and upon the receipt of written instructions from the holder of such Receipt or Receipts, without unreasonable delay (provided the Bank has provided the Depositary with all necessary documentation (and a sufficient amount of cash), the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of shares of such Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. Holders of such Preferred Shares will not thereafter be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder, upon the holder’s written order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which shall be properly endorsed or accompanied by proper instruments of transfer.
          If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Receipt or Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank and that the signature on such instrument of transfer be guaranteed by an eligible guarantor institution pursuant to Rule 17 Ad-15 of the Securities Exchange Act of 1934, as amended.
          The Depositary shall deliver the deposited Preferred Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office or such other office as the Depositary may designate for such purpose, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
     SECTION 2.7. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SPLIT-UP, COMBINATION, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Bank may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Bank shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and

(iii) compliance with such regulations, if any, as the Depositary or the Bank may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Preferred Shares, the Depositary Shares or the Receipts may be included for quotation or listed.
          The deposit of Preferred Shares may be refused, the delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Bank is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Bank at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.
     SECTION 2.8. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary, in its discretion, may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, including, without limitation, an affidavit of loss, (ii) indemnification satisfactory to the Depositary and the Bank, including, without limitation, a bond of indemnity, and (iii) payment of any expense (including fees, charges and expenses of the Depositary and its agents and counsel) in connection with such execution and delivery.
     SECTION 2.9. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.
ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
     SECTION 3.1. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. The Bank, upon presenting Preferred Shares for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Bank may deem necessary or proper. The Depositary or the Bank may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.
     SECTION 3.2. PAYMENT OF FEES AND EXPENSES. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.7, or provide evidence satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.
     SECTION 3.3. REPRESENTATIONS AND WARRANTIES AS TO PREFERRED SHARES. In the case of the initial deposit of the Preferred Shares hereunder, the Bank and, in the case of subsequent deposits thereof, each person so depositing Preferred Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Shares and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Bank hereby further represents and warrants that such Preferred Shares, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Receipts.
     SECTION 3.4. REPRESENTATION AND WARRANTY AS TO RECEIPTS AND DEPOSITARY SHARES. The Bank hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/40 fractional interest in a deposited Preferred Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts evidencing the Depositary Shares.
ARTICLE IV
THE PREFERRED SHARES; NOTICES
     SECTION 4.1. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Preferred Shares, including any cash received upon redemption of any Preferred Shares pursuant to Section 2.3, the Depositary shall, upon written instructions from the Bank, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts, as determined by the Bank, of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Bank or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares represented by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be and in accordance with the Bank’s written instructions, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent by rounding the amount of any distribution to the record holder of Receipts to the nearest whole cent; provided, however, that in the event the Depositary requires an additional amount in connection with such rounding to avoid the distribution of a fraction of one cent to any holder, the Depositary shall notify the Bank of the amount necessary and the Bank shall promptly deliver such amount to the Depositary.
     SECTION 4.2. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts, as determined by the Bank and set forth in writing, of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders. If the Bank determines that such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Bank or the Depositary withhold an amount on account of taxes) the Bank determines that such distribution is not feasible, then the Bank shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property received by the Depositary or any part thereof (on behalf of the holders of Receipts), at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Bank shall not make any distribution of such securities or property to the holders of Receipts unless the Bank shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered. The Bank shall advise the Depositary in writing of the nature of any property, and if the Depositary in its judgment determines that it may incur liability by reason of being deemed an owner thereof, the Depositary shall have the right to refuse such property, but the Depositary shall assist the Bank in determining an appropriate means of distributing such property.
     SECTION 4.3. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Bank shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Shares are registered on the books of the Bank any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Bank shall instruct in writing (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Bank determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed in writing by the Bank, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, upon written notice to the Depositary, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Bank shall not make any distribution of such rights, preferences or privileges, unless the Bank shall have provided to the Depositary an opinion of counsel stating that the distribution of such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

          If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Bank agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges, and the Bank shall notify the Depositary in writing when such registration statement becomes effective. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Bank shall have provided to the Depositary an opinion of counsel to such effect.
          If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Bank agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
     SECTION 4.4. NOTICE OF DIVIDENDS; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive written notice of (i) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or (ii) any election on the part of the Bank to redeem any such Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Bank with respect to the Preferred Shares) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.
     SECTION 4.5. VOTING RIGHTS. Upon receipt of written notice of any meeting at which the holders of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Bank and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a

Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions (and as nearly as possible in the event the holder’s Depositary Shares represent a fractional Preferred Share) set forth in such request. Each Preferred Share, when voting as a separate series, is entitled to 40 votes and, accordingly, each Depositary Share is entitled to one vote. On any matter in which the Preferred Shares are entitled to vote as a class with holders of any other shares upon which like voting rights have been conferred and are exercisable, each Preferred Share will be entitled to one vote. The Bank hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.
     SECTION 4.6. CHANGES AFFECTING PREFERRED SHARES AND RECLASSIFICATIONS, RECAPITALIZATION, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of preferred shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the bank or to which it is a party or sale of all or substantially all of the bank’s assets, the depositary shall, upon the written instructions of the bank: (i) make such adjustments in (a) the fraction of an interest represented by one depositary share in one preferred share and (b) the ratio of the redemption price per depositary share to the redemption price of a preferred share, in each case as may be required by or as is consistent with the provisions of the designating amendment to fully reflect the effects of such change in liquidation value, split-up, combination or other reclassification of shares, or of such recapitalization, reorganization, merger, consolidation or sale and (ii) treat any shares or other securities or property (including cash) that shall be received by the depositary in exchange for or upon conversion of or in respect of the preferred shares as new deposited property under this deposit agreement, and receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof or the new deposited property so received in exchange for or upon conversion or in respect of such preferred shares. In any such case the Depositary shall, upon the written instructions of the Bank, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Bank to surrender such Receipts to the Depositary with written instructions to convert, exchange or surrender the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the deposited Preferred Shares evidenced by such Receipts might have been converted or for which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Bank shall cause effective provisions to be included in the charter of the resulting or surviving corporation (if other than the Bank) for protection of such rights as may be applicable upon exchange of the deposited Preferred Shares for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Bank shall cause any such surviving corporation (if other than the Bank) expressly to assume the obligations of the Bank hereunder.
     SECTION 4.7. INSPECTION OF REPORTS. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Bank that are both received by the Depositary as the holder of deposited Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.5.
     SECTION 4.8. LISTS OF RECEIPT HOLDERS. Promptly upon written request from time to time by the Bank, the Depositary shall furnish to the Bank a list, as of a recent date specified by the Bank, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.
     SECTION 4.9. TAX AND REGULATORY COMPLIANCE. The Depositary shall be responsible for (i) preparation and mailing of form 1099s for all open and closed accounts, (ii) foreign tax withholding, (iii) any withholding required by then applicable law of dividends from eligible holders of Receipts if directed to do so by the Bank or required to do so by applicable law, (iv) mailing W-9 forms to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.
     SECTION 4.10. WITHHOLDING. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.
ARTICLE V
THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR, THE TRANSFER
AGENT AND THE COMPANY
          For purposes of this Article V, “Depositary” shall also mean “Registrar” and/or “Transfer Agent”, as the case may be.
     SECTION 5.1. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY AND THE REGISTRAR. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Deposit Agreement.
          The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts as provided by applicable law; provided, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
          If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on the New York Stock Exchange or any other stock exchange, the Depositary may, with the written approval of the Bank, appoint a Registrar (acceptable to the Bank) for registration of such Receipts or Depositary Shares in accordance with the requirements of such stock exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such stock exchange) may be removed and a substitute registrar appointed by the Depositary upon the written request or with the written approval of the Bank. If the Receipts, such Depositary Shares or such Preferred Shares are listed on one or more other stock exchanges, the Depositary will, at the written request and expense of the Bank, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Shares as may be required by law or applicable stock exchange regulations.
     SECTION 5.2. PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR OR THE BANK. Neither the Depositary, any Depositary’s Agent, any Registrar nor the Bank shall incur any liability to any holder of any Receipt or any beneficial owner, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or any Registrar, by reason of any provision, present or future, of the Articles of Incorporation or the Designating Amendment or, in the case of the Bank, the Depositary, the Depositary’s Agent or any Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, any Registrar or the Bank shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Bank incur any liability to any holder of a Receipt or any beneficial owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.
     SECTION 5.3. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR, THE TRANSFER AGENT AND THE BANK. Neither the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent nor the Bank assumes any obligation or shall be subject to any liability to the Bank or any other person or entity

(including, without limitation, to holders of Receipts or to beneficial owners) under this Deposit Agreement or any Receipt, other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction) in the performance of such duties as are specifically set forth in this Deposit Agreement. Under no circumstances shall the Depositary, any Depositary’s Agent, any Transfer Agent or any Registrar be liable for any special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action.
          Neither the Depositary, any Depositary’s Agent, any Registrar nor the Bank shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Shares, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.
          Neither the Depositary, any Depositary’s Agent, any Registrar nor the Bank shall be liable for any action or any failure to act by it in reliance upon the advice or opinion of legal counsel or accountants, or information provided by any person presenting Preferred Shares for deposit, any holder of a Receipt or any other person believed by it to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Bank may each rely and shall each be fully protected in acting upon any written notice, request, instruction, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
          In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Bank, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Bank, and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken. In the event the Depositary believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by the Depositary from the Bank pursuant hereto, the Depositary will promptly notify the Bank of the details of such alleged ambiguity or uncertainty, and may, in its reasonable discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to any person for refraining from taking such action, absent gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction), unless the Depositary receives written instructions with respect to such matter signed by the Bank which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary.
          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action does not result from gross negligence or willful misconduct of the Depositary (each as finally determined by a court of competent jurisdiction). The Depositary undertakes, any Registrar and any Transfer Agent shall be required to undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement or imposed upon the Depositary, any Registrar or any Transfer Agent.

          The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Bank and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Bank or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Bank and its affiliates or act in any other capacity for the Bank or its affiliates.
          It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.
          Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited Preferred Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.
          The Bank agrees that it will register the deposited Preferred Shares and the Depositary Shares if required by the applicable securities laws, it being agreed that such registration is not required under current rules and regulations.
     The Depositary hereunder:
          (i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;
          (ii) shall have no obligation to make payment hereunder unless the Bank shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;
          (iii) shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
          (iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

          (v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Bank;
          (vi) may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;
          (vii) shall not be called upon at any time to advise any person with respect to the Preferred Shares or Receipts;
          (viii) shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Preferred Shares or Receipts; and
          (ix) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.
     SECTION 5.4. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Bank, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
          The Depositary may at any time be removed by the Bank by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
          In case at any time the Depositary acting hereunder shall resign or be removed, the Bank shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be (i) a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of any such bank or trust company. If a successor depositary shall not have been appointed within 60 days of the date of the applicable notice, the resigning Depositary may, at the expense of the Bank, petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Bank an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Bank, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.
          Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.
     SECTION 5.5. NOTICES. REPORTS AND DOCUMENTS. The Bank agrees that it will deliver to the Depositary, and the depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts are included for quotation or listed or by the Articles of Incorporation and the Designating Amendment to be furnished by the Bank to holders of the deposited Preferred Shares and, if requested by the holder of any Receipt, a copy of this Deposit Agreement and the form of Receipt. Such transmission will be at the Bank’s expense and the Bank will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Bank’s expense such other documents as may be requested by the Bank.
     SECTION 5.6. INDEMNIFICATION BY THE BANK. The Bank agrees to indemnify the Depositary, any Depositary’s Agent, any Transfer Agent and any Registrar against, and hold each of them harmless from and against, any fee, loss, claim, penalty, fine, settlement, judgment, damage liability, cost and expense (including reasonable attorneys’ fees and expenses) that may arise out of, or in connection with, its acting as Depositary, Depositary’s Agent, Transfer Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, or bad faith (each as finally determined by a court of competent jurisdiction) on the part of any such person or persons. The obligations of the Bank set forth in this Section 5.6 shall survive any resignation or removal of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
     SECTION 5.7. FEES. CHARGES AND EXPENSES. No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.7. The Bank shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Bank shall also pay all fees and expenses of the Depositary, Registrar, Transfer Agent and Depositary’s Agent in connection with the deposit of the Preferred Shares and the issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Bank and all withdrawals of the Preferred Shares by holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar and any Transfer Agent (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Bank. The Depositary shall present its statement for fees and expenses to the Bank every month or at such other intervals as the Bank and the Depositary may agree.
ARTICLE VI
AMENDMENT AND TERMINATION
     SECTION 6.1. AMENDMENT. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by written agreement between the Bank and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Designating Amendment shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. In no event shall any amendment (i) impair the right, subject to the provisions of Section 2.6 and Section 2.7 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property, if any, represented thereby, or (ii) alter the tax treatment set forth in the offering circular under the caption “U.S. Federal Income Tax Consideration,” except in order to comply with mandatory provisions of applicable law. As a condition precedent to the Depositary’s execution of any amendment, the Bank shall deliver to the Depositary a certificate from an appropriate officer of the Bank that states that the proposed amendment is in compliance with the terms of this Section 6.1. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.
     SECTION 6.2. TERMINATION. This Deposit Agreement may be terminated by the Bank upon not less than 30 days’ prior written notice to the Depositary if the holders of a majority of the Depositary Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of deposited Preferred Shares that are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Preferred Shares shall have been redeemed and the depositary has distributed the proceeds to the holders of the Depositary Shares or (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Bank and such distribution shall have been distributed to the holders of Receipts entitled thereto.
          Upon the termination of this Deposit Agreement, the Bank shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent, any Transfer Agent and any Registrar under Section 5.6 and Section 5.7.

ARTICLE VII
MISCELLANEOUS
     SECTION 7.1. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.
     SECTION 7.2. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
     SECTION 7.3. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
     SECTION 7.4. NOTICES. Any and all notices to be given to the Bank hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Bank at:
First Republic Bank
111 Pine Street
San Francisco, California 94111
Attn: Willis H. Newton Jr.
Facsimile No.: (415) 392-0758
or at any other address of which the Bank shall have notified the Depositary in writing.
          Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at:
Mellon Investor Services LLC
235 Montgomery Street, 23rd Floor
San Francisco, California 94104
Attn: Relationship Manager
Facsimile No.: (415) 989-5241
with a copy to:

Mellon Investor Services LLC
85 Challenger Road
Ridgefield Park, New Jersey 07660
Attention: General Counsel
Facsimile: (201) 296-4004
          Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.
          Delivery of a notice to the Bank or the Depositary sent by mail, or by telegram or facsimile transmission shall be deemed to be effected at the time when written confirmation thereof is received by the person or entity delivering such notice. The Depositary or the Bank may, however, act upon any notice sent by mail, telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such notice shall not subsequently be confirmed as aforesaid.
     SECTION 7.5. DEPOSITARY’S AGENTS. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Bank of any such action.
     SECTION 7.6. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.
     SECTION 7.7. GOVERNING LAW. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State. The Bank hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Deposit Agreement or the transactions contemplated thereby.
     SECTION 7.8. INSPECTION OF DEPOSIT AGREEMENT AND DESIGNATING AMENDMENT. Copies of this Deposit Agreement and the Designating Amendment shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during normal business hours at the Corporate Office and the respective offices of the Depositary’s Agents, if any, by any holder of any Receipt.

     SECTION 7.9. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
          IN WITNESS WHEREOF, this Deposit Agreement has been duly executed as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

FIRST REPUBLIC BANK
By:	/s/ Willis H. Newton. Jr.
Authorized Officer

MELLON INVESTOR SERVICES LLC
By:	/s/ Kerri Altig
Authorized Signatory

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